UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2017

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street

New York, New York 10014

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On April 17, 2017, the Board of Directors (the “Board”) of the Registrant approved amendments to the Registrant’s Amended and Restated By-laws to adopt proxy access. The amendments took effect immediately upon approval by the Board. The following provisions were amended:

•	Article I, Section 1.13 Proxy Access was added to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Registrant’s outstanding common stock continuously for at least three years to nominate and include in the Registrant’s proxy materials for its annual meetings (beginning with 2018) director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy specified requirements.

•	Article I, Section 1.12 Notice of Stockholder Business and Nominations was amended to make appropriate changes to that section to provide for proxy access.

The foregoing summary of these amendments is qualified in its entirety by reference to the text of the Registrant’s Amended and Restated By-laws, effective April 17, 2017, a copy of which is attached as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.    The following exhibit is filed herewith:

Exhibit Number	Description

3.1	Amended and Restated By-laws of the Registrant, effective April 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: April 18, 2017	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of the Registrant, effective April 17, 2017